UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

TEGNA INC.
(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
MICHAEL PERRONE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Standard General L.P., together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).
On January 16, 2020, Standard General issued the following press release and delivered an open letter, as set forth below, to the shareholders of the Company.

STANDARD GENERAL RESPONDS TO TEGNA’S BASELESS ALLEGATIONS

NEW YORK, Jan. 16, 2020 – Standard General L.P., one of the largest shareholders of TEGNA Inc. (“TEGNA” or the “Company”) (NYSE: TGNA), with an ownership interest of approximately 9.7% of the Company's outstanding shares, has issued the following letter to TEGNA’s shareholders.

A LETTER TO THE SHAREHOLDERS OF TEGNA INC. FROM SOOHYUNG KIM

January 16, 2020

Dear Fellow Shareholders,

I am writing you to correct several false assertions in TEGNA’s press release dated January 15, 2020. While Standard General will not be responding publicly to every baseless allegation TEGNA may make, several of TEGNA’s statements require refutation.

TEGNA asserts that Standard General has a track record of actions favoring its interests over those of other shareholders. This is nonsense. Like other active investment firms, Standard General often takes substantial equity positions, and our principals have served on the boards of a number of public companies in which we have invested. As a matter of firm policy, our principals take no fees or other compensation for their board service.  Standard General profits from stock price appreciation, in the same way as any other shareholder.

We believe in complete alignment with shareholders’ outcomes. Our objective is to help drive value creation through stock price improvement. If we succeed, all shareholders benefit. In the case of TEGNA, we have demonstrated our commitment by making an investment that is approximately 20 times that of the current board and management combined.

TEGNA has also sought to mislead our fellow shareholders by raising spurious claims regarding conflicts of interest with Standard General’s other investments. First, Standard General’s investment in a woman- and minority-owned broadcasting start-up with approximately $10 million of annual cash flow hardly represents a conflict with TEGNA’s business. Second, in our discussions with TEGNA, we committed not to make any new investment in TV stations without first offering the opportunity to TEGNA. In short, there is no conflict.

In addition to engaging in personal attacks on me and Standard General, TEGNA’s response purports to tout the accomplishments of TEGNA’s current board and management. In fact, TEGNA’s track record is one of long-term performance failure. In the case of nine of TEGNA’s eleven directors, TEGNA’s performance has lagged its peer group from the date that director joined the board up to the time Standard General disclosed its investment in TEGNA. In stark contrast, the market has reacted positively since Standard General’s investment in TEGNA -- and continues to react positively today.

Nor should our fellow TEGNA shareholders derive comfort from TEGNA’s acquisition spree (which TEGNA mischaracterizes in its press release as a “disciplined approach to M&A”). TEGNA’s recently posted investor deck declines to use industry standard metrics to describe the acquisition prices paid by TEGNA -- instead adjusting acquisition multiples for estimates of fully realized synergies and tax benefits (benefits that it has not quantified and that may never be realized) -- and obfuscating the fact that TEGNA has been paying top dollar for these assets. As a substantial shareholder, we hope these investments will pay off. But TEGNA’s board and management should not hide behind non-standard metrics to justify their M&A spree.

TEGNA’s press release also claims that the current board and management are “[open] to all paths to create value for all of TEGNA’s shareholders.” However, representatives of Standard General sat, with other investors, in an investor meeting with TEGNA management last August, in which TEGNA’s CFO denied that TEGNA had received a business combination proposal from Apollo Management. The next day, TEGNA hastily retracted this falsehood, admitting that it had received two separate proposals from Apollo in 2019, but declining to provide any further details. As a result, we must question whether shareholders can rely on TEGNA’s assurances that the current board and management are open-minded.

We believe Standard General’s involvement is critical to ensure that TEGNA is on the right path to maximize shareholder value. While we are disappointed in TEGNA’s shrill response, it has no impact on our plan to vigorously pursue representation on TEGNA’s board and to drive value creation for all TEGNA shareholders.

Best Regards,

Soohyung Kim
Founding Partner
Standard General L.P.

Investor Contacts
Okapi Partners, Bruce Goldfarb / Jason Alexander / Pat McHugh
info@okapipartners.com (212) 297-0720

Media Contacts
media@standgen.com

FORWARD-LOOKING STATEMENTS
All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Standard General L.P., together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

STANDARD GENERAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR: OKAPI PARTNERS LLC, BRUCE GOLDFARB/JASON ALEXANDER/PAT MCHUGH, 212-297-0720, INFO@OKAPIPARTNERS.COM
The participants in the proxy solicitation are anticipated to be Standard General L.P., Standard General Master Fund L.P., Soohyung Kim, Stephen Usher, David Glazek, Michael Perrone, Colleen B. Brown, Ellen McClain Haime and Deborah McDermott.
As of the date hereof, Standard General L.P. beneficially owns 21,124,315 shares of Common Stock, $1.00 par value per share of the Company (the “Common Stock”) in its capacity as the investment manager to various private investment vehicles, including Standard General Master Fund L.P., which is the record owner of 100 shares; Soohyung Kim may be deemed to indirectly beneficially own the shares of Common Stock beneficially owned by Standard General L.P. As of the date hereof, Ms. Brown, Ms. Haime, Ms. McDermott, Mr. Usher, Mr. Glazek and Mr. Perrone do not beneficially own any shares of Common Stock.